Exhibit 99.1
P R E S S   R E L E A S E

For Apex information contact:
Darrell J. Elliott
Chairman and Chief Executive Officer
Apex Bioventures Acquisition Corporation
(604) 924-0349

K. Michael Forrest
President and Chief Operating Officer
Apex Bioventures Acquisition Corporation
(650) 344-3029

APEX BIOVENTURES ANNOUNCES TRUST INVESTMENT DETAILS
Hillsborough, California -- October 14, 2008 - In light of recent events impacting the global financial markets, Apex Bioventures Acquisition Corp. (AMEX: PEX), a publicly traded special purpose acquisition company with healthcare industry expertise, announced today details related to its assets being held in trust. As of October 14, 2008, the assets are held in a segregated account at Morgan Stanley, with Continental Transfer & Trust Company as trustee. One hundred percent of these assets are invested in Morgan Stanley Institutional Liquidity Treasury Portfolio (the “Fund”). Per the Fund’s prospectus, the Fund invests exclusively in U.S. Treasury obligations and repurchase agreements collateralized by such securities, with no individual security having a remaining maturity in excess of 397 days.

Apex is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or foreign operating businesses in the healthcare industry.

Forward Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on Apex’s estimates, beliefs and projections, and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond Apex’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about Apex and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Apex's filings with the Securities and Exchange Commission. Apex urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from Apex. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Apex undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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